Exhibit 99.1

Contact:

Monica Vinay, Vice President, Investor

Relations & Treasurer (330) 761-6212

Myers Industries Reports 2016 Second Quarter Results

GAAP EPS of $0.19; Adjusted EPS of $0.21

Company Maintained Gross Margin despite Volume and Revenue Declines

August 3, 2016, Akron, Ohio - Myers Industries, Inc. (NYSE: MYE) today announced results for the second quarter ended June 30, 2016.

Second Quarter 2016 Business Highlights

•	Net sales decreased 12% (or 11% organic) compared to the second quarter of 2015

•	Gross profit margin 30.9%, compared to 30.8% for the second quarter of 2015

•	GAAP income per diluted share from continuing operations $0.19, compared to $0.35 for the second quarter of 2015

•	Adjusted income per diluted share from continuing operations $0.21, compared to $0.30 for the second quarter of 2015

President and Chief Executive Officer Dave Banyard commented, “A weakened environment for capital spending in some of our key end markets contributed to the shortfall in sales in both the Material Handling and Distribution segments during the second quarter. Based on these results and our current indicators, we now expect full-year revenue to be down mid-to-high single digits.”

Banyard continued, “Despite the lower sales volume, we delivered solid margins and concurrently made progress on our strategic plans during the quarter. I am pleased with the extensive strategic marketing work we completed and the key initiatives we established for each of our businesses. In light of the current market environment, we are accelerating certain cost actions within those initiatives and expect to provide a more comprehensive update of our long-term strategy later this year.”

	Quarter Ended June 30,			Six Months Ended June 30,
	2016	2015	% Increase (Decrease)	2016	2015	% Increase (Decrease)
	(Dollars in thousands, except per share data)
Net sales	$144,117	$164,335	(12.3)%	$295,322	$320,683	(7.9)%
Gross profit	$44,536	$50,581	(12.0)%	$92,707	$96,338	(3.8)%
Gross profit margin	30.9%	30.8%		31.4%	30.0%
Operating income	$11,166	$19,742	(43.4)%	$12,295	$26,458	(53.5)%
Income from continuing operations:
Income	$5,684	$10,925	(48.0)%	$2,348	$13,547	(82.7)%
Income per diluted share	$0.19	$0.35	(45.7)%	$0.08	$0.43	(81.4)%

Operating income as adjusted(1)	$11,710	$17,181	(31.8)%	$23,395	$25,847	(9.5)%
Income from continuing operations as adjusted(1):
Income	$6,180	$9,461	(34.7)%	$12,367	$13,296	(7.0)%
Income per diluted share	$0.21	$0.30	(30.0)%	$0.41	$0.42	(2.4)%

(1)	Details regarding the adjusted charges are provided on the Reconciliations of Non-GAAP Financial Measures included in this release.

Segment Results

Net sales in the Material Handling Segment for the second quarter of 2016 were down 13% (or 12% organic) vs. the second quarter of 2015 due primarily to declines in the food and beverage markets. The segment’s GAAP operating income was $14.3 million for the second quarter of 2016 compared to $20.8 million for the second quarter of 2015. The segment’s adjusted operating income was $13.3 million for the second quarter of 2016 compared to $18.3 million for the second quarter of 2015.

Net sales in the Distribution Segment for the second quarter of 2016 were down 11% vs. the second quarter of 2015. The decline was primarily the result of lower equipment sales. The segment continues to implement its new sales model which is designed to broaden market coverage and improve the overall sales process. The segment’s operating income was $4.0 million for the second quarter of 2016 compared to $4.5 million for the second quarter of 2015.

2016 Outlook

The Company now anticipates that total revenue will be down mid-to-high single digits on a constant currency basis in fiscal year 2016 as the headwinds from a weak capital spending environment continue to impact sales performance.

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Wednesday, August 3, 2016 at 10:00 a.m. ET. The call is anticipated to last approximately one hour and may be accessed at (877) 407-8033. Callers are asked to sign on at least five minutes in advance. A live webcast of the conference call can be accessed from the Investor Relations section of the Company’s website at www.myersindustries.com. Click on the Investor Relations tab to access the webcast. Webcast attendees will be in a listen-only mode. An archived replay of the call will also be available on the site shortly after the event. To listen to the telephone replay, callers should dial: (US) 877-660-6853 or (Int’l) 201-612-7415. The replay passcode is Conference ID #13641625.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted EPS, adjusted income per diluted share from continuing operations and adjusted operating income are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel and undervehicle service industry in the U.S. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “goal”, “view” and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; raw material availability, increases in raw material costs, or other production costs; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Such reports are available on the Securities and Exchange Commission’s public reference facilities and its website at www.sec.gov, and on the Company’s Investor Relations section of its website at www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share data)

	Quarter Ended		Six Months Ended
	June 30, 2016	June 30, 2015	June 30, 2016	June 30, 2015
Net sales	$144,117	$164,335	$295,322	$320,683
Cost of sales	99,581	113,754	202,615	224,345

Gross profit	44,536	50,581	92,707	96,338
Selling, general and administrative expenses	32,041	30,839	70,538	69,880
Impairment charges	1,329	—	9,874	—

Operating income	11,166	19,742	12,295	26,458
Interest expense, net	2,053	2,467	4,072	5,169

Income from continuing operations before income taxes	9,113	17,275	8,223	21,289
Income tax expense	3,429	6,350	5,875	7,742

Income from continuing operations	5,684	10,925	2,348	13,547
Income (loss) from discontinued operations, net of income taxes	(190)	494	(247)	3,111

Net income	$5,494	$11,419	$2,101	$16,658

Income per common share from continuing operations:
Basic	$0.19	$0.35	$0.08	$0.44
Diluted	$0.19	$0.35	$0.08	$0.43
Income (loss) per common share from discontinued operations:
Basic	$(0.01)	$0.02	$(0.01)	$0.10
Diluted	$(0.01)	$0.02	$(0.01)	$0.10
Net income per common share:
Basic	$0.18	$0.37	$0.07	$0.54
Diluted	$0.18	$0.37	$0.07	$0.53
Weighted average common shares outstanding:
Basic	29,623,177	30,968,269	29,586,708	31,004,779
Diluted	30,089,574	31,284,915	30,012,839	31,342,103

MYERS INDUSTRIES, INC.

SALES AND EARNINGS BY SEGMENT (UNAUDITED)

(Dollars in thousands)

	Quarter Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
Net Sales
Material Handling	$100,907	$115,774	(12.8)%	$209,931	$228,055	(7.9)%
Distribution	43,234	48,592	(11.0)%	85,455	92,697	(7.8)%
Inter-company Sales	(24)	(31)	—	(64)	(69)	—

Total	$144,117	$164,335	(12.3)%	$295,322	$320,683	(7.9)%

Operating Income
Material Handling	$14,333	$20,846	(31.2)%	$21,774	$34,253	(36.4)%
Distribution	3,966	4,508	(12.0)%	6,502	7,999	(18.7)%
Corporate	(7,133)	(5,612)	—	(15,981)	(15,794)	—

Total	$11,166	$19,742	(43.4)%	$12,295	$26,458	(53.5)%

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

OPERATING INCOME BY SEGMENT (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Material Handling
Operating income as reported	$14,333	$20,846	$21,774	$34,253
Litigation reserve reversal	—	(3,010)	—	(3,010)
Asset impairments	1,329	—	9,874	—
Reduction to contingent liability	(2,335)		(2,335)
Restructuring expenses and other adjustments	—	449	—	540

Operating income as adjusted	13,327	18,285	29,313	31,783

Distribution
Operating income as reported	3,966	4,508	6,502	7,999
Restructuring expenses and other adjustments	—	—	—	53

Operating income as adjusted	3,966	4,508	6,502	8,052

Corporate Expense
Corporate expense as reported	(7,133)	(5,612)	(15,981)	(15,794)
CFO severance related costs	—	—	2,011	—
Environmental reserve	1,550	—	1,550	—
Professional, legal fees and other adjustments	—	—	—	1,806

Corporate expense as adjusted	(5,583)	(5,612)	(12,420)	(13,988)

Continuing Operations
Operating income as reported	11,166	19,742	12,295	26,458
Total of all adjustments above	544	(2,561)	11,100	(611)

Operating income as adjusted	11,710	17,181	23,395	25,847
Interest expense, net	(2,053)	(2,467)	(4,072)	(5,169)

Income before taxes as adjusted	9,657	14,714	19,323	20,678
Income tax expense*	(3,477)	(5,253)	(6,956)	(7,382)

Income from continuing operations as adjusted	$6,180	$9,461	$12,367	$13,296

Adjusted earnings per diluted share from continuing operations	$0.21	$0.30	$0.41	$0.42

*	Income taxes are calculated using the normalized effective tax rate for each year. The normalized rate used above is 36%.

Note on Reconciliation of Income and Earnings Data: Income from continuing operations as adjusted and adjusted earnings per diluted share from continuing operations are non-GAAP financial measures that Myers Industries, Inc. calculates according to the schedule above, using GAAP amounts from the unaudited Consolidated Financial Statements. The Company believes that the excluded items are not primarily related to core operational activities. The Company believes that income (loss) excluding items that are not primarily related to core operating activities is generally viewed as providing useful information regarding a company’s operating profitability. Management uses income (loss) excluding these items as well as other financial measures in connection with its decision-making activities. Income (loss) excluding these items should not be considered in isolation or as a substitute for net income (loss), income (loss) before taxes or other consolidated income data prepared in accordance with GAAP. The Company’s method for calculating income (loss) excluding these items may not be comparable to methods used by other companies.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	June 30, 2016	December 31, 2015
Assets
Current Assets
Cash	$6,499	$7,344
Restricted cash	8,627	8,627
Accounts receivable, net	77,677	77,633
Inventories	55,698	54,738
Other	3,474	5,966

Total Current Assets	151,975	154,308
Other Assets	133,974	143,710
Property, Plant, & Equipment, Net	124,355	130,773

Total Assets	$410,304	$428,791

Liabilities & Shareholders’ Equity
Current Liabilities
Accounts payable	$41,266	$71,310
Accrued expenses	31,851	45,502

Total Current Liabilities	73,117	116,812
Long-term debt, net	217,440	191,881
Other liabilities	9,401	12,354
Deferred income taxes	9,476	10,041
Total Shareholders’ Equity	100,870	97,703

Total Liabilities & Shareholders’ Equity	$410,304	$428,791

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Six Months Ended June 30,
	2016	2015
Cash Flows From Operating Activities
Net income	$2,101	$16,658
Income (loss) from discontinued operations, net of income taxes	(247)	3,111

Income from continuing operations	2,348	13,547
Adjustments to reconcile income from continuing operations to net cash provided by (used for) operating activities
Depreciation	12,283	13,290
Amortization	4,981	5,279
Non-cash stock-based compensation expense	2,064	1,638
Deferred taxes	(1,354)	(1,673)
Excess tax deficit (benefit) from stock-based compensation	5	(215)
Impairment charges	9,874	—
Other	(273)	91
Payments on performance based compensation	(1,794)	(1,332)
Accrued interest income on note receivable	(628)	—
Other long-term liabilities	(726)	2,497
Cash flows provided by (used for) working capital
Accounts receivable	1,623	(12,835)
Inventories	(12)	(4,020)
Prepaid expenses and other assets	2,475	2,511
Accounts payable and accrued expenses	(33,938)	(21,747)

Net cash provided by (used for) operating activities - continuing operations	(3,072)	(2,969)
Net cash provided by (used for) operating activities - discontinued operations	—	(11,672)

Net cash provided by (used for) operating activities	(3,072)	(14,641)

Cash Flows From Investing Activities
Capital expenditures	(10,565)	(9,381)
Proceeds from sale of property, plant and equipment	178	36
Proceeds (payments) related to sale of business	(4,034)	69,787

Net cash provided by (used for) investing activities - continuing operations	(14,421)	60,442
Net cash provided by (used for) investing activities - discontinued operations	—	(581)

Net cash provided by (used for) investing activities	(14,421)	59,861

Cash Flows From Financing Activities
Net borrowing (repayments) on credit facility	23,838	(31,548)
Cash dividends paid	(8,112)	(8,367)
Proceeds from issuance of common stock	610	1,515
Excess tax (deficit) benefit from stock-based compensation	(5)	215
Repurchase of common stock	—	(6,577)
Shares withheld for employee taxes on equity awards	(617)	(975)

Net cash provided by (used for) financing activities - continuing operations	15,714	(45,737)
Net cash provided by (used for) financing activities - discontinued operations	—	—

Net cash provided by (used for) financing activities	15,714	(45,737)

Foreign exchange rate effect on cash	934	(272)

Net increase (decrease) in cash	(845)	(789)
Cash at January 1	7,344	4,676

Cash at June 30	$6,499	$3,887